Exhibit 10.1

AMENDMENT NO. 1

TO THE

CLEARSIGN COMBUSTION CORPORATION

2011 EQUITY INCENTIVE PLAN

WHEREAS, on January 27, 2011, the Board of Directors (the “Board”) of ClearSign Combustion Corporation (the “Company”) approved and adopted the ClearSign Combustion Corporation 2011 Equity Incentive Plan (the “Plan”); and

WHEREAS, on March 11, 2019, in accordance with Section 21 of the Plan, the Board resolved to amend the Plan for the purpose of increasing the number of shares of common stock reserved for the Plan pursuant to Sections 3.1 and 3.2 of the Plan, subject to and effective upon approval by the holders of the Company’s common stock;

THEREFORE, subject to, and effective upon approval by the holders of the Company’s issued and outstanding common stock, Sections 3.1 and 3.2 of the Plan shall be amended as follows:

3.1 Number of Shares Available. Subject to Sections 3.2, 3.3 and 18, the total aggregate number of Shares reserved and available for grant and issuance pursuant to this Plan, shall be 4,003,839 Shares and will include Shares that are subject to: (a) issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option; (b) an Award granted hereunder but forfeited or repurchased by the Company at the original issue price; and (c) an Award that otherwise terminates without Shares being issued. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan and all other outstanding but unvested Awards granted under this Plan.

3.2 Increase in Number of Shares Available. The maximum aggregate number of Shares that may be granted under the Plan will be increased effective the first day of each of the Company’s fiscal quarters, beginning with the fiscal quarter commencing April 1, 2019, (the “Adjustment Date”) by an amount equal to the lesser of:

(i) 15% of the difference between the number of shares of Common Stock outstanding on the applicable Adjustment Date and the number of shares of Common Stock outstanding at the beginning of the fiscal quarter immediately preceding the Adjustment Date; or

(ii) such lesser number of Shares as may be determined by the Board.

In all other respects, the terms and conditions of the Plan shall remain the same.

IN WITNESS WHEREOF, I hereby certify that the foregoing Amendment No. 1 was duly adopted by the Company’s Board of Directors on March 11, 2019.

/s/ Brian G. Fike
Brian G. Fike, Secretary of the Company

IN WITNESS WHEREOF, I hereby certify that the foregoing Amendment No. 1 was duly adopted by the Company’s shareholders on May 8, 2019.

/s/ Brian G. Fike
Brian G. Fike, Secretary of the Annual Meeting held on May 8, 2019

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